Exhibit 99.1

NextPlat Signs Merchant Sourcing Agreement with Tmall Global to

Launch New E-Commerce Program and Provide American Businesses Easy Access to Chinese Consumer Market

Program to Leverage NextPlat’s Global Capabilities and Partnership and Feature Tmall Global to Help Businesses Reach Millions of New Potential International Customers in China

COCONUT GROVE, FL – April 21, 2023 – NextPlat Corp (NASDAQ: NXPL, NXPLW) (“NextPlat” or the “Company”), a global e-commerce provider today announced it has entered into a merchant sourcing agreement with Tmall Global whereby the two companies will collaborate to increase the sale of products produced and sold by American companies to the multi-trillion-dollar Chinese consumer market.

The agreement gives NextPlat the right to utilize the Tmall Global e-commerce platform for use by NextPlat’s Customers in the sale of their products to the Chinese consumer market and will provide NextPlat Customers a turn-key solution through which products can be sold to the Chinese consumer market. NextPlat Customers are defined as companies primarily based in and producing products in the United States and throughout all of the Americas.

NextPlat recently announced the launch of the first in a series of new e-commerce development programs designed to assist businesses to expand their existing online sales capabilities to reach new international customers in the Chinese market. The launch of the Florida e-commerce development program will be formally announced on Monday, April 24, 2023, at The Hangar Coconut Grove in Miami, Florida. NextPlat intends to rapidly expand this unique e-commerce development opportunity to businesses throughout the United States and all of North America as well as Central and South America. Alibaba Group President Michael Evans will be the keynote speaker at the event. Tmall Global, the premier B2C cross-border platform for global brands to reach Chinese consumers, will also present the opportunities and consumer trends in China and discuss its variety of business solutions to help small and mid-sized entities launch in the market.

The initial e-commerce development program, aims to help Florida-based businesses and manufacturers market and sell their products to potentially millions of new customers. The new development program will feature NextPlat’s turnkey global e-commerce solution for customers, and leverage NextPlat’s relationships with key partners in Florida.

“We are excited to kick off a dynamic new e-commerce development program with Tmall Global here in South Florida and bring the opportunity of new business in China to more American-based companies. With our expanded relationship with Tmall Global, we are combining our collective expertise and capabilities to provide American businesses with a novel, turn-key international e-commerce solution that can provide them with access to potentially millions of new customers without having to invest in international operations and infrastructure,” said Charles M. Fernandez, Executive Chairman and CEO of NextPlat.

“Demand for American-made goods in China continues to surge, creating valuable new growth opportunities for U.S. companies with the capability to conduct international business overseas. Led by a highly experienced management team with deep roots in e-commerce, technology, and business. NextPlat is an ideal partner as we seek to assist more American businesses capitalize on the vast untapped potential of the Chinese consumer market,” said Michael Evans, President of Alibaba Group.

To learn more about NextPlat’s e-commerce development program or to attend, please visit www.nextplat.com/florida

To learn more about Tmall Global, please visit https://merchant.tmall.hk/en.

About NextPlat Corp

NextPlat is a global e-commerce platform company created to capitalize on multiple high-growth sectors and markets for physical and digital assets. The Company intends to collaborate with businesses, optimizing their ability to sell their goods online, domestically, and internationally, and enabling customers and partners to optimize their e-commerce presence and revenue. NextPlat currently operates an e-commerce communications services division through its Global Telesat Communications Ltd and Orbital Satcom Corp business units that offer voice, data, tracking, and IoT services to customers worldwide through multiple global storefronts.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include the capabilities and success of the Company’s business and any of its products, services or solutions. The words “believe,” “forecast,” “project,” “intend,” “expect,” “plan,” “should,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, including the Company’s ability to launch new data-driven tools and services and its ability to grow and expand as intended, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating), including those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Media and Investor Contact for NextPlat Corp:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net